Exhibit 99.1

Raytheon Company Public Relations PO Box 11337 Tucson, AZ 85706 www.raytheon.com

FOR IMMEDIATE RELEASE	News release

Contact: Jon Kasle 781.522.5110

Raytheon Announces Executive Appointments; Retirement of Louise L. Francesconi

o	Louise L. Francesconi to Retire from Company, effective September 1
o	Dr. Taylor W. Lawrence Named President, Raytheon Missile Systems
o	Mark E. Russell Named VP of Engineering, Technology and Mission Assurance
o	Lynn A. Dugle Named VP and Deputy General Manager of Raytheon Intelligence and Information Systems

WALTHAM, Mass., (June 2, 2008) – Raytheon Company (NYSE: RTN) made several executive announcements today, including a leadership transition at the company’s Missile Systems business and the appointment of two new corporate officers.

Louise L. Francesconi has announced her plans to retire from the company, effective September 1. Succeeding Francesconi is Dr. Taylor W. Lawrence, 44, who has been named president, Raytheon Missile Systems (RMS), effective July 1. Francesconi will work with Lawrence as he transitions into this new role until her retirement date. Raytheon Missile Systems is headquartered in Tucson, Ariz.

“Taylor’s deep technical expertise, operational leadership and process discipline will serve our customers and our company well as we look to an exciting future for the Missile Systems business,” said William H. Swanson, Chairman and Chief Executive Officer of Raytheon. “I want to thank Louise for her outstanding service and congratulate her on a long and distinguished career. On behalf of the entire company, I wish her all the best in her pending retirement.”

- more -

Francesconi is retiring from Raytheon after a distinguished 33 years with the company. Her expertise in strategic planning, customer focus and operational excellence has been instrumental in making Raytheon the world’s preeminent producer of advanced missile systems for the U.S. military and the allied forces of more than 50 countries around the world. Francesconi will continue to reside in Tucson.

Lawrence joined Raytheon in 2006 and currently serves as vice president of Engineering, Technology and Mission Assurance at Raytheon Company headquarters in Waltham, Mass., where he has guided the company’s vision and provided corporate leadership in the areas of technology and research, engineering, operations, performance excellence, Raytheon Six SigmaTM and Mission Assurance. He has had responsibility for 45,000 engineers across the company working on more than 8,000 programs.

Prior to joining Raytheon, Lawrence served as a divisional vice president and general manager at Northrop Grumman. He has also served as the staff director for the Select Committee on Intelligence for the U.S. Senate and was deputy director of the Information Systems Office of the Defense Advanced Research Projects Agency. Lawrence currently serves as vice chairman of the Air Force Studies Board of the National Academies.

Lawrence holds a bachelor’s degree in physics from the California Institute of Technology and a master’s degree in applied physics from Stanford University. He earned his Ph.D. in applied physics from Stanford in 1992.

Russell Named Vice President of Engineering, Technology & Mission Assurance

Raytheon Company has named Mark E. Russell, 46, vice president, Engineering, Technology and Mission Assurance, effective July 1. Russell, who has been elected a company officer by the Board of Directors, succeeds Dr. Taylor W. Lawrence and will report directly to Raytheon Chairman and CEO William H. Swanson. In his new role, he will guide the company’s vision and provide corporate leadership in the areas of

- more -

technology and research, engineering, operations, performance excellence, Raytheon Six Sigma™ and Mission Assurance. He will have responsibility for 45,000 engineers across the company working on more than 8,000 programs.

“Mark has the right combination of both leadership and technical expertise to excel in this new role,” said Swanson. “His visionary approach to technology and demonstrated program performance will be vital elements to our success and that of our customers.”

Russell joined Raytheon in 1983 after graduating from the University of Massachusetts with a bachelor’s degree in electrical engineering. He then returned to the University of Massachusetts under the Raytheon Advanced Study scholarship program and earned his master’s degree in electrical engineering. Since starting in design engineering, he has worked in operations, field testing, project and program management for state-of-the-art radar, missile and communication systems. His most recent assignment was vice president, Engineering for Raytheon’s Integrated Defense Systems (IDS) business, where he was responsible for engineering development, including the capture and management of technology and advanced programs, production of advanced semiconductor products, and continuous improvement of processes and tools.

In addition to his professional accomplishments, Russell serves on the Board of Directors of the National Action Council for Minorities in Engineering (NACME) and is a senior member of both the American Institute of Aeronautics and Astronautics (AIAA) and the Institute of Electrical and Electronics Engineers (IEEE). He has been awarded multiple U.S. patents and published numerous peer-reviewed technical articles. Russell was the recipient of the Distinguished Alumni Award from UMass Amherst in 2006 and inducted into the Francis Academy of Distinguished Engineers at UMass Lowell in 2001.

- more -

Dugle Named VP and Deputy General Manager of Intelligence and Information Systems Business

Raytheon has also named Lynn A. Dugle, 48, vice president, deputy general manager of Raytheon’s Intelligence and Information Systems (IIS) business, effective July 1. Dugle, who has been elected a company officer by the Board of Directors, will report to Raytheon IIS President, Michael D. Keebaugh,

Commenting on Dugle’s appointment, Swanson said, “Lynn brings a tremendous record of achievement to her new role at IIS, where she will leverage her technical knowledge and leadership skills to deliver innovative solutions for our customers.”

Dugle currently serves as vice president, Engineering, Technology and Quality for Raytheon’s Network Centric Systems (NCS) business, where she is responsible for the strategic direction, leadership and operations of the function.

Prior to joining Raytheon in 2004, Dugle held a wide range of challenging, officer-level positions with ADC Telecommunications. While headquartered in Australia, Dugle was responsible for leading teams in Europe and the Asia Pacific region. Dugle’s previous international experience includes managing design and production facilities in Austria and Argentina.

Dugle began her career at Texas Instruments in 1982 as a program engineer and rose to vice president of quality for the Defense Systems and Electronics Group. While at Texas Instruments she held positions in manufacturing, operations, supply chain management, quality, financial analysis, strategic planning and productivity programs.

Dugle serves on the Raytheon Australia Board of Directors, the Southern Methodist University Graduate program Board of Knowledge, and the Texans Credit Union Board of Directors. She has held prior Board positions with the Collin County Red Cross, Collin County March of Dimes, and the Dallas Metropolitan Area United Way.

- more -

Dugle earned two degrees from Purdue University, including a bachelor’s degree in technical management, and a bachelor’s degree in Spanish. She earned her master’s in business administration from the University of Texas at Dallas.

Headquartered in Garland, Texas, Raytheon IIS is a leading provider of information and intelligence solutions to the government, as well as cyber security solutions to the commercial market. The business has annual revenues of $2.7 billion and employs more than 9,000 engineering and technical professionals worldwide.

Raytheon Company, with 2007 sales of $21.3 billion, is a technology leader specializing in defense, homeland security and other government markets throughout the world. With a history of innovation spanning 86 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. With headquarters in Waltham, Mass., Raytheon employs 72,000 people worldwide.

###